                                                                    EXHIBIT 99.2

                      ANNUAL CERTIFICATEHOLDERS' STATEMENT
                     DAYTON HUDSON RECEIVABLES CORPORATION
             DAYTON HUDSON CREDIT CARD MASTER TRUST (SERIES 1995-1)

    Pursuant to the Pooling and Servicing Agreement dated as of September 13, 1995 (as may be amended and supplemented from time to time, the "Agreement") among Retailers National Bank as Servicer, Dayton Hudson Receivables Corporation, as Transferor, and Norwest Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information annually regarding distributions to and the performance of the Trust during the Monthly Periods for the Calendar year. The information which is required to be prepared with respect to the performance of the Trust during the period December 31, 1995 through January 4, 1997 is set forth below. Certain information is based on the Transferor's fiscal year end, ending January 4, 1997. Certain information is presented on the basis of an original principal amount of $1,000 per Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

    A) INFORMATION REGARDING INTEREST AND PRINCIPAL DISTRIBUTED (STATED ON THE BASIS OF $1,000 ORIGINAL PRINCIPAL AMOUNT) FOR THIS SERIES.

(1)        The total amount of interest and principal distributed to Class
           A Certificateholder's for the period January 1, 1996 through
           December 31, 1996 per $1,000 original principal amount.........  $   61.00

(2)        The portion of the amount set forth in paragraph 1 above in respect of interest distributed on the Class A Certificates for the period January 1, 1996 through December 31, 1996 per $1,000
           original principal amount......................................  $   61.00

(3)        The portion of the amount set forth in paragraph 1 above in respect of principal distributed for the period January 1, 1996 through December 31, 1996 for the Class A Certificates, per
           $1,000 original principal amount...............................  $       0

    B)  INFORMATION REGARDING THE PERFORMANCE OF THE TRUST.

        (1)  COLLECTION OF PRINCIPAL RECEIVABLES.

(a)        The aggregate amount of Collections of
           Principal Receivables processed December 31,
           1995 through January 4, 1997 which were
           allocated in respect of the Series 1995-1 Class
           A Certificates.................................  $834,415,546.50

(b)        The aggregate amount of Collections of
           Principal Receivables processed December 31,
           1995 through January 4, 1997 which were
           allocated in respect of the Series 1995-1 Class
           B Certificates.................................  $256,321,298.78

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        (2)  COLLECTION OF FINANCE CHARGE RECEIVABLES.

(a)        The aggregate amount of Collections of Finance
           Charge Receivables processed December 31, 1995
           through January 4, 1997 which were allocated in
           respect of the Series 1995-1 Class A
           Certificates....................................  $96,126,151.84

(b)        The aggregate amount of Collections of Finance
           Charge Receivables processed December 31, 1995
           through January 4, 1997 which were allocated in
           respect of the Series 1995-1 Class B
           Certificates....................................  $29,528,222.96

        (3)  RECOVERIES.

(a)        The aggregate amount of Collections processed
           December 31, 1995 through January 4, 1997 that
           constitute Recoveries on Defaulted Receivables
           which were allocated in respect of the Series
           1995-1 Class A Certificates.....................  $6,151,763.25

(b)        The aggregate amount of Collections processed
           December 31, 1995 through January 4, 1997 that
           constitute Recoveries on Defaulted Receivables
           which were allocated in respect of the Series
           1995-1 Class B Certificates.....................  $1,889,685.04

        (4)  PRINCIPAL RECEIVABLES IN THE TRUST.

(a)        The aggregate amount of Principal Receivables
           in the Trust as of the end of the day on
           January 4, 1997 (which reflects the Principal
           Receivables represented by the Transferors
           Interest in the Trust and by the Investor
           Certificates)................................  $2,284,349,975.98

(b)        The amount of Principal Receivables in the
           Trust represented by the Series 1995-1
           Certificates (the "Invested Amount") as of
           the end of the day on January 4, 1997........  $   522,875,817

(c)        The amount of Principal Receivables in the
           Trust represented by the Series 1995-1 Class
           A Certificates (the "Class A Invested
           Amount") as of the end of the day on January
           4, 1997......................................  $   400,000,000

(d)        The amount of Principal Receivables in the
           Trust represented by the Series 1995-1 Class
           B Certificates (the "Class B invested
           Amount") as of the end of the day on January
           4, 1997......................................  $   122,875,817

(e)        The Floating Allocation Percentage (during
           the Revolving Period) or the Fixed/Floating
           Allocation Percentage (during the
           Amortization Period) with respect to the
           Principal Receivables in the Trust as of the
           end of the day January 4, 1997...............           26.35%

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        (5)  DELINQUENT BALANCES.

           The aggregate amount of outstanding balances in the Accounts which were 2 or more monthly payments contractually delinquent as of the end of the day on January 4, 1997:

                                                                        AGGREGATE
                                                                     ACCOUNT BALANCE
                                                                     ---------------
2 Missed Monthly Payments..........................................   $  68,222,713

3 Missed Monthly Payments..........................................   $  29,419,607

4 or More Missed Monthly Payments..................................   $  56,162,308

        (6)  INVESTOR DEFAULTED AMOUNT.

(a)        This aggregate amount of all defaulted Principal
           Receivables written off as uncollectible for the
           period December 31, 1995 through January 4, 1997
           1995 allocable to the Series 1995-1 Class A
           Certificates (the "Series 1995-1 Class A
           Investor Defaulted Amount").....................  $24,786,922.90

(b)        The aggregate amount of all defaulted Principal
           Receivables written off as uncollectible for the
           period December 31, 1995 through January 4, 1997
           allocable to the Series 1995-1 Class B
           Certificates (the "Series 1995-1 Class B
           Investor Defaulted Amount").....................  $7,613,962.13

(c)        The aggregate amount of all defaulted Principal
           Receivables written off as uncollectible for the
           period December 31, 1995 through January 4, 1997
           allocable to the Series 1995-1 Investor
           Certificates (the "Investor Defaulted
           Amount")........................................  $32,402,830.53

        (7)  INVESTOR CHARGE OFFS: REIMBURSEMENT OF CHARGE OFFS.

(a)        The amount of the Investor Charge Off per $1,000
           original principal amount (which will have the
           effect of reducing, pro rata, the amount of
           Series 1995-1 Class A Certificateholder's
           investment).....................................  $           0

(b)        The amount of the Investor Charge Off per $1,000
           original principal amount (which will have the
           effect of reducing, pro rata, the amount of
           Series 1995-1 Class B Certificateholder's
           investment).....................................  $           0

(c)        The total amount reimbursed to the Trust from
           December 31, 1995 through January 4, 1997 in
           respect of Investor Charge Offs in prior
           months..........................................  $           0

(d)        The amount set forth immediately above per
           $1,000 original principal amount (which will
           have the effect of increasing pro rata, the
           amount of each Series 1995-1 Certificateholder's
           investment).....................................  $           0

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        (8)  INVESTOR SERVICING FEE.

(a)        The amount of the Series 1995-1 Class A Investor
           Monthly Servicing Fee payable by the Trust to
           the Servicer from December 31, 1995 through
           January 4, 1997.................................  $7,999,601.98

(b)        The amount of the Series 1995-1 Class B Investor
           Monthly Servicing Fee payable by the Trust to
           the Servicer from December 31, 1995 through
           January 4, 1997.................................  $2,457,329.07

(9)        The amount of Series 1995-1 Reallocated Principal Collections
           from December 31, 1995 through January 4, 1997.................  $           0

(10)       THE POOL FACTOR.

           The Pool Factor (which represents the ratio of the Series
           1995-1 Class A Adjusted Invested Amount as of the end of the
           day on January 4, 1997 to the Class A Invested Amount as of the
           Closing Date). The Amount of a Series 1995-1 Class A Invested
           Amount can be determined by multiplying the original
           denomination of the holder's Certificate by the Series 1995-1
           Class A Pool Factor............................................      1.0000000

           The Pool Factor (which represents the ratio of the Series
           1995-1 Class B Invested Amount as of the end of the day on
           September 13, 1995 to the Series Class B Invested Amount as of
           the Closing Date). The amount of a Certificateholder's pro rata share of the Class B Invested Amount can be determined by
           multiplying the original denomination of the holder's Series
           1995-1 Class B Certificate by the Series 1995-1 Class B Pool
           Factor.........................................................      1.0000000

                                RETAILERS NATIONAL BANK,
                                AS SERVICER,

                                By:  /s/ THOMAS A. SWANSON
                                     -----------------------------------------
                                     Name: Thomas A. Swanson
                                     Title: VICE PRESIDENT & CASHIER

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